CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Reports to Shareholders", "Independent Auditors/Accountants" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 13 to the Registration Statement (Form N-1A No. 33-64368) of Neuberger & Berman Equity Trust, and to the incorporation by reference of our reports dated October 3, 1997 on Neuberger &
Berman  Focus  Trust,  Neuberger  & Berman  Genesis  Trust,  Neuberger  & Berman
Guardian Trust and Neuberger & Berman Partners Trust, four of the series comprising Neuberger & Berman Equity Trust, and on Neuberger & Berman Focus
Portfolio, Neuberger & Berman Genesis Portfolio, Neuberger & Berman Guardian Portfolio, and Neuberger & Berman Partners Portfolio, four of the series comprising Equity Managers Trust, included in the 1997 Annual Report to Shareholders of Neuberger & Berman Equity Trust.


                                    /s/ Ernst & Young LLP
                                    --------------------------
                                    ERNST & YOUNG LLP

Boston, Massachusetts
December 8, 1997